Exhibit 4.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EDITEK, INC.


         Editek, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

         "RESOLVED, that the Certificate of Incorporation of the corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

         'FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is SIXTY-ONE MILLION (61,000,000) shares, SIXTY MILLION of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolution providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                  1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in other, respects:

                           (a) The rate of dividend which the Preferred Stock of
                  any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.
                           (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.
                           (c) The amount per share which the Preferred Stock of
                  any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.
                           (d) The right,  if any, of the  holders of  Preferred
                  Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.
                           (e) The  voting  power,  if any,  of the  holders  of
                  Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.
                           (f) The terms of the sinking  fund or fund of similar
                  nature, if any, to be provided for the Preferred Stock of any such series.
                           The  description  of terms of the Preferred  Stock of
                  each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution at or prior to the time of the authorization of the issue of the original shares of each such series.

     2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the same which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

                  3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.
                  4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

                  5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum in the case of each share of the Preferred Stock, computed at the annual dividend on such share became cumulative to the date fixed for such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.
                  6. Subject to the powers, preferences and rights and the qualification, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting.' "

     IN WITNESS WHEREOF, Editek, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 20th day of December, 1996.

                                       EDITEK, Inc.

                                       By: /s/ Harry G. McCoy
                                           Harry G. McCoy, President

ATTEST:


/s/ Peter J. Heath
Peter J. Heath, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EDITEK, INC.


         The undersigned, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.       The name of the corporation is EDITEK, Inc.

2. The Certificate of Incorporation of the corporation is hereby amended by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is THIRTY-ONE MILLION (31,000,000) shares, THIRTY MILLION of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolutions providing for the issuance of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                           1. The  Preferred  Stock may be  issued  from time to
                  time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other, respects:

                                    (a) The rate of dividend which the Preferred
                           Stock of any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.

                                    (b) The right or obligation,  if any, of the
                           corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.

                                    (c) The amount per share which the Preferred
                           Stock of any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

                                    (d) The  right,  if any,  of the  holders of
                           Preferred Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.

                                    (e) The voting power, if any, of the holders
                           of Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.

                                    (f) The terms of the sinking fund or fund of
                           similar nature, if any, to be provided for the Preferred Stock of any such series.

         The description of terms of the Preferred Stock of each Series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution or resolutions at or prior to the time of the authorization of the issuance of the original shares of each such series.

                           2. In  case  the  stated  dividends  and the  amounts
                  payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.

                           3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.

                           4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

                           5. In the event of any  liquidation,  distribution or
                  sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend rate for the series of which the particular share is a part from the date on which dividends on such share became cumulative to the date fixed for such distribution or payment less the aggregate amount of all dividends theretofore and on distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and of the corporation shall be distributed among the holder of the Common Stock according to their respective shares.

                           6. Subject to the powers,  preferences  and right and
                  the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting."

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote with respect to such amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.


         IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be executed on its behalf by James D. Skinner, its President, and Peter J. Heath, its Secretary, this 13th day of November, 1995, hereby declaring and certifying that this is the act and deed of the corporation and that the facts stated herein are true.

                                               EDITEK, INC.

[CORPORATE SEAL]

                                               By: /s/ James D. Skinner
                                                  James D. Skinner, President

ATTEST:


/s/ Peter J. Heath
Peter J. Heath, Secretary